CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report, dated January 23, 1998, with respect to the consolidated financial statements of Independent Bank Corp. incorporated by reference in this Form 10-K for the year ended December 31, 1997, into Independent Bank Corp.'s previously filed Registration Statements File Numbers 33-13158, 33-27999, 33-50770, 333-04259, and 33327169.


                                                             ARTHUR ANDERSEN LLP




Boston, Massachusetts
March 31, 1998